Consent of Independent Certified Public Accountants

   We have issued our report dated April 26, 2002 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 147 as of February 28, 2002, and for the period then ended, contained in this Post-Effective Amendment No. 11 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP

Chicago, Illinois
June 24, 2002